SubItem 77E Legal
 Proceedings
LEGAL PROCEEDINGS
Since October 2003
 Federated and
related entities
collectively
Federated and
various Federated
funds Funds have
been named as defendants
 in several class action
 lawsuits now pending
 in the United States
District Court for the
District of Maryland
 The lawsuits were
 purportedly filed on
 behalf of people who
 purchased owned andor
redeemed
shares of Federated
sponsored mutual funds
 during specified periods
 beginning November 1 1998
The suits are
generally similar in
 alleging that Federated
engaged in illegal and
improper trading practices
 including market
timing and late trading
 in concert with certain
 institutional traders
which allegedly caused
financial injury to the
mutual fund shareholders
 These lawsuits began to
 be filed shortly after
Federateds first public
 announcement that it
had received requests
for information on shareholder
 trading activities in
the Funds from the SEC
 the Office of the
New York State Attorney
 General NYAG and other
 authorities In that
 regard on November 28 2005
 Federated
announced that it had
reached final settlements
 with the SEC and the
NYAG with respect to those
matters
Specifically the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed
market timing arrangements
 and late trading The
 SEC made findings that
 Federated Investment
Management
Company FIMC an SEC
registered investment
adviser to various Funds
 and Federated Securities
Corp an
SECregistered brokerdealer
 and distributor for the
Funds violated provisions
of the Investment Advisers
Act and
Investment Company Act by
 approving but not disclosing
 three market timing
arrangements or the
associated
conflict of interest
between FIMC and the funds
 involved in the arrangements
 either to other fund
shareholders or to
the funds board and that
 Federated Shareholder
Services Company formerly
 an SECregistered transfer
 agent failed
to prevent a customer and
 a Federated employee from
 late trading in violation
of provisions of the
Investment
Company Act The NYAG
found that such conduct
 violated provisions
of New York State law
 Federated entered
into the settlements
 without admitting or
denying the regulators
 findings As Federated
previously reported in
2004 it
has already paid
approximately 80 million
to certain funds as
 determined by an
independent consultant
As part of
these settlements
Federated agreed to
pay disgorgement and a
civil money penalty
in the aggregate amount
of an
additional 72 million
and among other things
agreed that it would
not serve as investment
 adviser to any registered
investment company unless
 i at least 75 of the
 funds directors are
independent of Federated
 ii the chairman of each
such fund is independent
 of Federated iii no
action may be taken by
the funds board or any
 committee thereof unless
approved by a majority
of the independent trustees
 of the fund or committee
respectively and iv the
 fund appoints a
senior officer who reports
 to the independent trustees
and is responsible for
 monitoring compliance
by the fund with
applicable laws and
 fiduciary duties and
for managing the process
by which management fees
 charged to a fund are
approved The settlements
are described in Federateds
 announcement which along
with previous press releases
 and
related communications
 on those matters is
available in the About
 Us section of Federateds
 website at
FederatedInvestorscom
Federated entities have
 also been named as
defendants in several
additional lawsuits
that are now pending
 in the
United States District
 Court for the Western
District of Pennsylvania
alleging among other
things excessive advisory
and Rule 12b1 fees
The Board of the Funds
 retained the law firm
 of Dickstein Shapiro
LLP to represent the
Funds in each of the
lawsuits described in
the preceding two paragraphs
 Federated and the Funds
and their respective counsel
 have been
defending this litigation
and none of the Funds
remains a defendant in
 any of the lawsuits
 though some could
potentially receive any
recoveries as nominal
defendants Additional
lawsuits based upon
similar allegations may be
filed in the future
The potential impact
 of these lawsuits all
 of which seek
unquantified damages
attorneys fees and
expenses and future
 potential similar
suits is uncertain
Although we do not
believe that these
lawsuits will have a
material adverse
 effect on the Funds
 there can be no
assurance that these
suits ongoing adverse
 publicity andor other
developments resulting
 from the regulatory
 investigations will
not result in increased
 Fund redemptions reduced
sales of Fund shares
or other adverse
consequences for the Funds